As filed with the Securities and Exchange Commission on November 28, 2005
                                         Registration Statement No. 333-121914


==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                         Post-Effecive Amendment No. 1
                                      to
                            REGISTRATION STATEMENT
                                  ON FORM S-3
                                     UNDER
                          THE SECURITIES ACT OF 1933

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                       MORGAN STANLEY ABS CAPITAL I INC.
            (Exact name of registrant as specified in its charter)
Delaware                                                            13-3939229
(State of Incorporation)                                      (I.R.S. Employer
                                                           Identification No.)

                           1585 Broadway, 2nd Floor
                           New York, New York 10036
                                (212) 761-4000

              (Address, including zip code, and telephone number,
             including area code, of principal executive offices)

                                  -----------

                               Craig S. Phillips
                                   President
                       Morgan Stanley ABS Capital I Inc.
                           1585 Broadway, 2nd Floor
                           New York, New York 10036
                                (212) 761-4000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                  -----------

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
                                                         With a copy to:
Michelle Wilke, Esq.                  Siegfried Knopf, Esq.                Michael S. Gambro, Esq.
Morgan Stanley & Co. Incorporated     Sidley Austin Brown & Wood LLP       Cadwalader, Wickersham & Taft LLP
1585 Broadway                         787 Seventh Avenue                   One World Financial Center
New York, NY  10036                   New York, New York  10019            New York, New York  10281
                                      (212) 839-5334
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           Christopher DiAngelo, Esq.              Jon D. Van Gorp, Esq.
           Dewey Ballantine LLP                    Mayer, Brown, Rowe & Maw LLP
           1301 Avenue of the Americas             190 South LaSalle Street
           New York, New York 10019                Chicago, IL  60603

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                               INTRODUCTORY NOTE


     This post-effective amendment is being filed to update the Undertakings included in Part II to include the Undertakings required under Regulation AB for offerings of securities under the registration statement with an initial bona fide offer after December 31, 2005.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.*

     The following table sets forth the estimated expenses to be incurred in connection with the offering of the Securities, other than underwriting discounts and commissions:

           SEC Registration Fee......................            $29,425.00
           Trustee's Fees and Expenses...............             40,000.00
           Printing and Engraving....................             30,000.00
           Legal Fees and Expenses...................            150,000.00
           Blue Sky Fees.............................              2,500.00
           Accounting Fees and Expenses..............             40,000.00
           Rating Agency Fees........................             80,000.00
           Miscellaneous.............................             10,000.00
                                                               -------------

           Total.....................................           $381,925.00
                                                               =============

--------------------------------
* All amounts are estimates of aggregate expenses incurred or to be incurred in connection with the issuance and distribution of Securities in an aggregate principal amount assumed for these purposes to be equal to $250,000,000 of the Securities registered hereby.

Item 15. Indemnification of Directors and Officers.

     Under the proposed form of Underwriting Agreement, the Underwriters are obligated under certain circumstances to indemnify certain controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Registrant's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant to the full extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding. The Delaware General Corporation Law also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent.

Item 16. Exhibits.

     (a)  Financial Statements:

          None.

     (b)  Exhibits:

     1.1  Form of Underwriting Agreement.*
     3.1  Certificate of Incorporation of the Registrant.*
     3.2  By-laws of the Registrant.*
     4.1 Form of Pooling and Servicing Agreement relating to Home Equity Loan Asset-Backed Certificates.*


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

     4.2 Form of Pooling and Servicing Agreement relating to Mortgage Loan Asset-Backed Pass Through certificates.*
     4.3 Form of Pooling and Servicing Agreement relating to Mortgage Loan Asset-Backed Pass-Through Certificates.*
     4.4  Form of Trust Agreement.**
     4.5  Form of Indenture.*
     4.6  Form of Master Servicing Agreement.*
     5.1 Opinion of Sidley Austin Brown & Wood LLP as to legality of the Securities.***
     5.2 Opinion of Cadwalader, Wickersham & Taft LLP as to legality of the Securities.***
     5.3 Opinion of Richards, Layton & Finger, P.A. as to legality of the Securities.***
     5.4  Opinion of Dewey Ballantine LLP, as to legality of the Securities.***
     5.5 Opinion of Mayer, Brown, Rowe & Maw LLP as to legality of the Securities.***
     8.1 Opinion of Sidley Austin Brown & Wood LLP as to certain tax matters.***
     8.2 Opinion of Cadwalader, Wickersham & Taft LLP as to certain tax matters (included in Exhibit 5.2 hereto).
     8.3  Opinion of Dewey Ballantine LLP, as to certain tax matters.***
     8.4 Opinion of Mayer, Brown, Rowe & Maw LLP as to certain tax matters (included in Exhibit 5.5 hereto).
    10.1  Form of Loan Purchase Agreement.*
    23.1 Consent of Sidley Austin Brown & Wood LLP (included in Exhibits 5.1 and 8.1 hereto).
          Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit
          5.2 hereto).
          Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3 hereto).
          Consent of Dewey Ballantine LLP (included in Exhibits 5.4 and 8.3 hereto).
          Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 5.5 hereto).
    24.1  Powers of Attorney.***

--------------------
*     Incorporated by reference from Registration Statement No. 333-19779.
**    Incorporated by reference from Registration Statement No. 333-65702.
***   Previously filed.


Item 17.    Undertakings.

(a)   Undertaking pursuant to Rule 415 Offering:

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement; and



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


provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.


      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) Undertaking in respect of incorporation of subsequent Exchange Act documents by reference:


The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(c)   Undertaking in respect of indemnification:


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Securities Act of 1933 and will be governed by the final adjudication of such issue.


(d) Undertaking in respect of qualification of trust indenture under the Trust Indenture Act of 1939:


The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.


(e) Undertaking in respect of incorporation of subsequent Exchange Act documents by third parties:


The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the Registration Statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


(f)   Undertaking in respect of information provided through the Internet:


The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the



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

date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.





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
                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that (1) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (2) it reasonably believes that the security rating requirement of Transaction Requirement B.5 of Form S-3 will be met by the time of sale of each series of securities to which this Registration Statement relates and has duly caused post-effective amendment no. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 23rd day of November, 2005.




                         MORGAN STANLEY ABS CAPITAL I INC.


                         By:     /s/ Steven Shapiro
                             -------------------------------------------------
                             Name:   Steven Shapiro
                             Title:  Vice President


      Pursuant to the requirements of the Securities Act of 1933, post-effective amendment no. 1 to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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

             Signature                                      Title                                     Date
             ---------                                      -----                                     ----

               *                      President and Director (Principal Executive              November 23, 2005
----------------------------------    Officer)
         Craig S. Phillips

               *                      Treasurer (Principal Financial Officer and               November 23, 2005
----------------------------------    Principal Accounting Officer)
         Alexander C. Frank

      /s/ Gail P. McDonnell           Director                                                 November 23, 2005
----------------------------------
          Gail P. McDonnell

               *                      Director                                                 November 23, 2005
----------------------------------
          David R. Warren

                                      Director                                                 November 23, 2005
----------------------------------
            Ruth Lavalle

                                      Director                                                 November 23, 2005
----------------------------------
           William Latham


By:     /s/ Gail P. McDonnell
    ------------------------------
    Attorney-in-fact purusant to a
    power of attorney previously
    filed with this registration
    statement



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